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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Jones Apparel Group, Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 7, 1997, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. apppearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                           /s/

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                                                    BDO SEIDMAN, LLP

New York, New York
September 23, 1997